Exhibit 10.1

                        SEPARATION AND RELEASE AGREEMENT


     This Separation and Release Agreement ("Release Agreement") is made and entered into between Abraxas Petroleum Corporation ("Abraxas") and Robert W. Carington, Jr., ("Carington") as follows:


                               W I T N E S S T H:


     WHEREAS, Carington is presently employed by Abraxas as its Executive Vice President pursuant to an Agreement dated December 21, 1999 (the "Agreement"); and


     WHEREAS, Abraxas and Carington desire to amicably end the employment relationship; and


     WHEREAS, there are disputes and disagreements regarding Carington's rights under the Agreement; and


     WHEREAS, Carington and Abraxas (hereinafter together referred to as the "Parties") want to avoid the expense, delay and destruction which would be caused by litigating their disputes; and


     WHEREAS, the Parties desire to reach an amicable resolution to these disputes; and


     WHEREAS, the Parties have agreed to the terms and conditions of Carington's termination of employment; and


     WHEREAS, in furtherance of such agreement, the Parties have agreed to the terms and conditions of this Release Agreement as set forth below;


     Therefore, as material considerations and inducements to the execution and delivery of this Release Agreement and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby contract, covenant, and agree as follows:

     1. Separation from Employment: Carington's termination from employment with Abraxas shall be effective as of October 14, 2005 (hereinafter referred to as the "Separation Date"). On the Separation Date, Carington's status as an employee and officer of Abraxas will cease in its entirety.

     2. Consideration: Carington shall be paid the following as consideration for entering into this Release Agreement:

     a. Lump sum payment: Wage continuation in the amount of Two Hundred and Thirty Five Thousand Dollars ($235,000) which shall be paid in one lump sum no sooner than the eighth (8th) day and no later than the twelfth
         (12th) day after Carington executes and tenders this Release Agreement to Abraxas. This payment shall be made by direct deposit in accordance with Abraxas' standard payroll practices.

     b. 401(k) Match: Abraxas shall pay Carington any 401(k) match that it makes for its employees for 2005 at such times and from time to time as Abraxas makes such payments;

     c. Annual Bonus Plan for 2005: If, as and when any member of Senior Management of Abraxas receives a bonus for calendar year 2005 as provided under the Annual Bonus Plan, Abraxas agrees to pay Carington 5/6ths of the bonus he would have received if he had remained employed through the end of 2005 and were an employee of Abraxas on the date of such payment, if any;

     d. Unused Vacation and Expense Reimbursements. Abraxas shall mail a check to Carington's home no sooner than the 8th day and no later than the 12th day after Carington executes and delivers this Release Agreement for four (4) days of accumulated but unused vacation and the amount of any outstanding unpaid reimbursable business expenses incurred by Carington through the Separation Date that have been incurred and documented in accordance with Abraxas reimbursement policy.

     e. Attorneys Fees. Abraxas shall pay reasonable attorneys fees and expenses incurred by you in connection with the negotiation and execution of this Release Agreement.

     f. COBRA Payments: If Carington elects COBRA coverage, Abraxas shall pay his monthly COBRA expenses until the earlier of (i) the date on which it is determined that no bonus is payable; (ii) the date the bonus is actually paid under Paragraph 2 (c) of this Release Agreement; or (iii) the date on which Carington becomes eligible for coverage under another employer's plan.

     g. Taxes and withholding: All payments made to Carington under this Release Agreement shall be less applicable tax withholding and payroll deductions, with the exception of the attorney's fees payment in Paragraph (e) above.


     All of the payments delivered in (a) through (g) above are referred to as the "Consideration". Abraxas is not obligated to pay any of the Consideration if Carington revokes or breaches this Agreement. Carington acknowledges the sufficiency of the Consideration as consideration to him for executing this Release Agreement and agreeing to be bound by its terms. Additionally, Carington acknowledges that upon payment of the lump sum payment, he will have been paid all moneys owed to him related to or resulting from his employment and/or the termination of his employment.

3.   Release

     a. Release and Assignment of All Claims By Carington: In consideration of Abraxas' agreement to provide the Consideration described in Paragraph 3 of this Release Agreement, Carington his heirs, assigns, and attorneys (collectively, the "Releasors"), hereby releases and forever discharges Abraxas and all of this entity's past, present and future officers, directors, shareholders, partners, representatives, board members, subsidiaries, parent companies, related entities, insurance carriers, agents, servants, employees, successors, assigns, heirs, legatees, and attorneys (the "Released Parties"), from any and all claims, causes of action, lawsuits, proceedings, damages, interests, benefits, and all other demands of any kind or character whatsoever, in law or in equity, in any way directly or indirectly related to or connected with his employment or separation therefrom with the Released Parties. This Release includes, without limitation, the following:

         i. Claims related to Carington's employment and/or the termination of his employment, including, without limitation, any allegation of a violation of any employment, bonus, or other compensation agreement with Abraxas, including, without limitation, the Agreement;

         ii. Claims that could have been asserted in any Charge of Discrimination filed by him with the Equal Employment Opportunity Commission and/or the Texas Workforce Commission--Civil Rights Division;

         iii. Claims arising under state or federal constitution or state or federal statute (including, without limitation, all tort claims), city ordinance, or public policy, including, without limitation, the Securities Exchange Act of 1934, as amended, the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss. 1001 et seq. and claims involving employment discrimination, harassment, and/or retaliation of any form (including, without limitation, claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. ss. 621 et seq., Title VII of the Civil Rights Act of 1964 as amended, 42 U.S.C. ss. 2000e et seq., the Civil Rights Act of 1870, 42 U.S.C. ss. 1981, the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 12101 et seq., the Family and Medical Leave Act of 1993, 29 U.S.C. ss. 2601 et seq., the Equal Pay Act, 29 U.S.C. ss. 206, the Texas Commission on Human Rights Act, Tex. Lab. Code Ann. ss. 21.001 et seq., and/or the Texas Workers' Compensation Act, Tex. Lab. Code ss. 451.001 et seq.);

         iv. Claims arising under state or federal contract, tort, or common law, including, without limitation, any claim of breach of contract, promissory estoppel, detrimental reliance, wrongful discharge, false imprisonment, assault, battery, intentional infliction of emotional distress, defamation, slander, libel, fraud, invasion of privacy, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, conversion, and tortious interference with any type of third-party relationship, as well as any and all damages that may arise out of any such claims, including, without limitation, claims for economic loss, lost profits, loss of capital, lost wages, lost earning capacity, emotional distress, mental anguish, personal injuries, punitive damages, or any future damages;

         v. Claims of retaliation of any nature, including, but not limited to, the anti-retaliatory provisions of the statues identified in Paragraph 3(a)(iii) of this Release Agreement; and

         vi. CLAIMS OF NEGLIGENCE OF ANY KIND, INCLUDING, WITHOUT LIMITATION, GROSS NEGLIGENCE AGAINST ABRAXAS BASED UPON THE ACTION OR INACTION OF ABRAXAS.

               The claims described in Paragraph 4(a) through (f) are hereinafter collectively referred to as the "Claims." This Release Agreement may be pleaded as, and shall constitute, an absolute and final bar to any and all lawsuits or administrative claims now pending, or that may hereafter be filed or prosecuted by Releasors against the Released Parties that arose out of or in connection with any of the Claims. Additionally, Carington agrees that at no time subsequent to the execution of this Release Agreement will he permit the filing or maintenance, in any state, federal, or foreign court, or before any local, state, federal, or foreign administrative agency, or any other tribunal, of any charge, claim, or action of any kind arising out of or in any way related to any of the Claims. Finally, it is the intention of the Parties this Release Agreement shall be construed as broadly and all-encompassing as permitted by law and that, notwithstanding such intention, if it is found that any claim of any kind has not been released, Carington agrees that any such claim is hereby assigned to Abraxas. Notwithstanding the foregoing release of Claims, Abraxas shall continue in effect for Carington's benefit all insurance or other provisions for indemnification and defense of officers and directors of Abraxas which are in effect on the Separation Date with respect to all acts and omissions while an officer or director as fully and completely as if Carington's employment had not terminated, and until the final expiration or running of all periods of limitation against actions which may be applicable to such acts or omissions.

               b. Limited Release by Abraxas: In consideration of Carington's termination of his employment, and in further consideration of his execution of this Release Agreement, Abraxas, its past, present and future officers, directors, shareholders, partners, representatives, board members, subsidiaries, parent companies, related entities, insurance carriers, agents, servants, employees, successors, assigns, heirs, legatees, and attorneys, hereby release Carington and forever discharge him from any and all claims or causes of action which it or any of them may have against him arising out of or relating in any manner whatsoever to his employment with Abraxas, except for breaches of fiduciary duty, violations of securities laws or fraud.

         4. Continuing Health Care Benefits - COBRA: A "qualifying event" for purposes of the Consolidated Omnibus Benefits Reconciliation Act, as amended (hereinafter referred to as "COBRA"), shall be deemed to have occurred on the Separation Date. Carington shall receive information under separate cover from the Plan Administrator regarding his on-going rights under COBRA.

         5. No Future Employment: Carington agrees that Abraxas has no obligation, contractual or otherwise, to employ Carington as an employee of the Company in the future. Carington hereby waives any right to future employment as an employee of Abraxas.

         6. Non-Disparagement: Carington agrees that he shall not make derogatory or disparaging remarks regarding Abraxas, his employment with Abraxas, or his separation from employment with Abraxas unless compelled to do so by subpoena or court order following written notice by Carington to Abraxas as provided in this Release Agreement. Carington acknowledges and understands, however, that none of the provisions of this Release Agreement require him to alter or change his testimony, if any should be required by subpoena or court order, for the benefit of Abraxas. Abraxas agrees to provide a neutral reference in response to any inquiries regarding Carington's employment.

         7. Stock Options: In consideration of the execution and delivery of this Release Agreement, Abraxas and Carington agree to amend the terms of all stock option agreements between Abraxas and Carington to provide (i) that Carington may exercise such options until the date that is 90 days from and after the Separation Date and (ii) that all such options shall be deemed to be fully vested.

         8. No Admission of Wrongdoing: Both parties acknowledge and agree that this Release Agreement shall not be construed as an admission by the other of any act of wrongdoing, liability, or responsibility for any wrongdoing of any kind.

         9. Taxation Consequences and Indemnity: Carington acknowledges and agrees that he has requested that the Consideration be paid in the manner described in Paragraph 2 of this Release Agreement. Carington further acknowledges and agrees that Abraxas has made no representations to him regarding the taxation of any portion of the Consideration. Carington also understands that he is solely responsible for the payment of all taxes, if any, related to the Consideration and that Abraxas has no duty to defend him against any such claims. Additionally, Carington understands and agrees that the appropriate Internal Revenue Service form(s) shall be issued to him for the full amount of the Consideration. Finally, Carington understands and agrees that he shall fully indemnify Abraxas for any claims brought by taxing authorities against Abraxas seeking payment of taxes, penalties, and/or interest related in any way to the assessment, determination, and/or reporting of taxes under federal, state, and/or local law. This agreement to indemnify Abraxas includes the agreement to pay all attorneys' fees and other costs that Abraxas may reasonably incur in the defense of such claims; additionally, the choice of counsel to represent Abraxas in any such proceedings to which this agreement to indemnify applies shall at all times rest within the sole discretion of Abraxas. Finally, Carington agrees that, if requested by Abraxas at any time following his execution of this Release Agreement, he and/or his attorney shall complete, execute, and deliver to Abraxas a Form W-4 and/or Form W-9 providing such information as may be necessary for any party issuing the appropriate Internal Revenue Service form related to the Consideration.

         10. Confidential Information of Abraxas: Carington acknowledges that during his employment with Abraxas, Abraxas disclosed to him confidential affairs and proprietary information of Abraxas and its subsidiaries and affiliates, all of which information belongs to Abraxas and its subsidiaries and affiliates, including, without limitation, the following information (collectively, the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs Abraxas, and its subsidiaries and affiliates, including without limitation, geological studies and surveys, knowledge of reserves, production, environmental surveys, research, planned or contemplated drilling sites, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, acquisition opportunities, confidential investor information, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other information, however documented, that is a trade secret, (ii) any and all information concerning the business and affairs of Abraxas and it subsidiaries and affiliates (which includes historical financial statements, financial projections and budgets, historical and projected revenues, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented, and (iii) any and all notes, analyses, compilations, studies, summaries, and other material prepared by or for Abraxas and its subsidiaries and affiliates or containing or based, in whole or in part, on any information included in the foregoing.


               Carington acknowledges that Abraxas would not provide the Consideration herein without the promises made by Carington in this Paragraph. In light of the foregoing, Carington covenants and agrees:

               a. To keep secret all Confidential Information of Abraxas, or its subsidiaries and affiliates, and not to disclose Confidential Information to anyone outside of Abraxas, or otherwise use this information or use his knowledge of it for his own benefit or for the benefit of any third party, whether Carington has such information in his memory or embodied in writing or other physical form, including, without limitation, use of the trade secrets, trade names or trademarks of Abraxas and

               b. To deliver promptly to Abraxas on the Separation Date all memoranda, notices, records, reports and other documents (and all copies thereof) relating to the business of Abraxas or any of its subsidiaries or affiliates, including, but not limited to, Confidential Information, which you possess or have under your control.

         11. Entire Agreement: Carington acknowledges that, except as expressly set forth herein, no representations of any kind or character have been made by or on behalf of Abraxas to induce his execution of this document and that this Release Agreement constitutes the complete understanding and agreement between him and Abraxas. Carington also acknowledges that this Release Agreement supersedes any and all prior agreements, promises, or inducements concerning this subject matter, including the Agreement. By signing this Release Agreement, Carington expressly disclaims any reliance on any representations, promises, or other statements by Abraxas, except to the extent such representations, promises, or other statements are expressly contained in this Release Agreement.

         12. No Presumption Against Interest: This Release Agreement has been jointly negotiated, drafted, and reviewed by Carington and Abraxas and, therefore, no provision arising directly or indirectly herefrom may be construed against any Party as being drafted by that Party.

         13. Captions: The captions contained in this Release Agreement are intended for convenience only and should not be considered in interpreting the terms of this Release Agreement.

         14. Arbitration: All disputes related to the terms and conditions of this Release Agreement, including interpretation of those terms and conditions and claims that this Release Agreement has in any way been breached, shall be submitted to final and binding arbitration in accordance with the provisions of the Federal Arbitration Act (the "FAA"), 9 U.S.C. ss. 1 et seq. The terms of the National Employment Dispute Resolution Rules of the American Arbitration Association (the "AAA"), in effect at the time the arbitration is commenced, shall apply, except to the extent they conflict with the provisions of this Release Agreement. A neutral arbitrator shall be selected by the parties in accordance with the rules of the AAA. Any arbitrator selected shall be knowledgeable in the subject matter of the dispute. The arbitrator shall have the exclusive authority to determine the arbitrability of any dispute that the Releasors or the Released Parties assert is subject to this Paragraph 15. The arbitrator shall also have the exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Release Agreement, including but not limited to any claim that all or part of the Release Agreement is void or voidable. All costs, fees and expenses associated with any arbitration proceeding shall be borne by the party incurring the same, except that the arbitrator shall have the authority to assess costs against the losing party and to award reasonable attorneys' fees to the prevailing party where such an award would be permitted under the law governing the claims involved. The award of the arbitrator shall be final and judgment upon the award rendered may be entered in any state or federal court having jurisdiction. Each of the parties hereto knowingly and voluntarily waives any right to a trial by jury of any dispute pertaining to or relating in any way to this Release Agreement, its breach, interpretation or enforcement, the provisions of any federal, state or local law, regulation or ordinance notwithstanding.

         15. Understanding of Agreement: By signing this Release Agreement, Carington acknowledges that he has fully and carefully read this Release Agreement, that he fully understands and agrees to its contents and effects, and that he is entering into this Release Agreement of his own free will and accord. Carington further agrees and acknowledges that:


               []  He  has  read  and  considered  the  terms  of  this  Release
                   Agreement,  including  the  Release  and  Assignment  of  All
                   Claims;


               [] He  understands  and  agrees to such  terms of his own free will and accord;


               [] He has had an opportunity to consult with an attorney prior to executing this Release Agreement;


               [] The  release  and  assignment  of all  claims  specifically refers to rights and/or claims that may arise under the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 et seq., and any similar state or local protective statute;


               [] He has been given at least twenty-one (21) days to consider this Release Agreement (but remains free to execute this Release Agreement before the expiration of the twenty-one
                  (21) days);

               [] For a seven (7) day period  following his execution of this
                  Release Agreement, he may revoke it and it will not become effective or enforceable until the expiration of the seven
                  (7) day period; and


               [] His  revocation,  if any,  must be in  writing  and sent to
                  Donna K. McElroy, Cox Smith Matthews Incorporated, 112 East Pecan Street, Suite 1800, San Antonio, Texas 78205, via facsimile on or before the close of business on the seventh day after this Release Agreement is executed by him at (210) 226-8395 and hand delivery at the same address or e-mail to Donna K. McElroy at dkm@coxsmith.com.

Signed this 14th day of October, 2005, at San Antonio, Bexar County, Texas.



/s/ Robert W. Carington, Jr.
---------------------------
Robert W. Carington, Jr.


THE STATE OF TEXAS

COUNTY OF BEXAR

Before me, the undersigned authority, on this day personally appeared Robert W. Carington, Jr., known to me to be the person whose name is subscribed to the foregoing Release Agreement, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office on this 14th day of October, 2005.



/s/ Barbara M. Stuckey
-----------------------------
Notary Public, State of Texas







Signed this 14th day of October, 2005, at San Antonio, Bexar County, Texas.


ABRAXAS PETROLEUM CORPORATION



/s/ Robert L. G. Watson
-------------------------------------
Robert L. G. Watson
President and Chief Executive Officer